EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our name and reports auditing a portion of Ovintiv Inc.’s petroleum and natural gas reserves as of December 31, 2021 (the “Reports”), and the information derived from our Reports, included in Ovintiv Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens
Eric J. Stevens, P.E.
President and Chief Operating Officer

Dallas, Texas

August 4, 2022